UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2023

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive officers)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Redemption Agreements

On July 13, 2023, Canopy Growth Corporation (the “Company”) entered into privately negotiated redemption agreements (collectively, the “Redemption Agreements”) with certain holders (the “Holders”) of its 4.25% Convertible Senior Notes due on July 15, 2023 (the “Notes”). Pursuant to the Redemption Agreements, the Company redeemed approximately C$193 million of the aggregate principal amount of the Notes held by the Holders for consideration in the aggregate amount of C$193 million for (i) an aggregate cash payment in the amount of approximately $101 million in cash, (ii) the issuance of 90,430,920 newly issued common shares of the Company (the “common shares”) and (iii) the issuance of approximately C$40.4 million aggregate principal amount of newly issued non-interest bearing unsecured convertible debentures (the “Debentures”).

Indenture and Debentures

The Debentures were created and are governed pursuant to the terms of a debenture indenture (the “Indenture”), dated as of July 14, 2023 (the “Indenture”), between the Company and Odyssey Trust Company, as trustee (the “Trustee). The Debentures shall mature on January 15, 2024, unless earlier converted in accordance with the terms of the Indenture. The Debentures are convertible into common shares (the “Debenture Shares”) at a conversion price equal to $0.55, subject to adjustment in certain events (the “Conversion Price”), at the option of the Holder at any time or times following the approval by the Company’s shareholders for issuance of all of the Debenture Shares in excess of 19.99% and 25%, as applicable, of the issued and outstanding common shares in accordance with the applicable rules and regulations of the Nasdaq Stock Market and the Toronto Stock Exchange (the “Shareholder Approval”).

The Indenture governing the Debentures contains customary and other events of default including, among other things, the occurrence of a default or event of default (after the giving of all applicable notices or the expiry of all applicable grace or cure periods) with respect to any mortgage, agreement or other instrument of the Company under which there may be outstanding any indebtedness for money borrowed in excess of $10 million, a judgment for the payment of $10 million or more in the aggregate rendered against the Company, a decree or court order adjudging the Company as bankrupt or insolvent or if the Company institutes bankruptcy or insolvency proceedings, or if a resolution is passed for the winding-up or liquidation of the Company. If an event of default occurs and is continuing, the Trustee may, in its discretion, and shall, upon receipt of a request in writing signed by the Holders of not less than 25% in principal amount of the Debentures then outstanding, declare due and payable the principal of all Debentures then outstanding and the Company will be required to deliver to the Trustee for the benefit of the Holders (i) in the event that Shareholder Approval has not been obtained, cash equal to the sum of the aggregate principal amount of the Debentures then outstanding or (ii) in the event that Shareholder Approval has been obtained, pursuant to the Indenture, the Company will, at its sole option, have the right to elect to settle the Debentures in (x) cash equal to the sum of the aggregate principal amount of the Debentures then outstanding or (y) such number of common shares as is equal to the sum of the aggregate principal amount of the Debentures then outstanding divided by the Conversion Price; provided, however, that the Company has agreed with its lenders that it will settle the Debentures in common shares on the maturity date if the Shareholder Approval has been obtained.

Pursuant to the terms of the Indenture, the Company is not permitted to declare or pay any dividend to the holders of its issued and outstanding common shares after the occurrence and continuance of an event of default unless and until such event of default has been cured or waived or has ceased to exist.

Amended Credit Agreement

On July 14, 2023, the Company entered into agreements with certain of its lenders under its term loan credit agreement, dated March 18, 2021, as amended on October 24, 2022 (the “Original Credit Agreement”), pursuant to which the Company and certain of its lenders agreed to amend certain terms of the Original Credit Agreement (collectively, the “Amended Credit Agreement”). The Amended Credit Agreement reduces the principal indebtedness under the credit facility (the “Credit Facility”) in the amount of $100 million of for a cash payment of $93 million (the “Paydown”) and includes an agreement from the Company to direct certain proceeds from completed and contemplated asset sales to reduce indebtedness under the Credit Facility and receive principal reductions at, in certain circumstances, $0.95 on the dollar toward such repayments. In addition, the Amended Credit Agreement, among other things, removes (i) the US$100,000,000 minimum liquidity covenant concurrently with completion of the Paydown; and (ii) the prepayment premium.

Voting Agreement

On July 13, 2023, the Company entered into a voting support agreement (the “Voting Support Agreement”) with Greenstar Canada Investment Limited Partnership (“Greenstar”) and CBG Holdings LLC (“CBG” and together with Greenstar, the “CBG Group”), our largest shareholders, pursuant to which the CBG Group has agreed to vote their common shares in favor of the Shareholder Approval. As of the date hereof, the CBG Group held 171,499,258 of common shares.

The foregoing descriptions of the Redemption Agreements, the Indenture, the Amended Credit Agreement and the Voting Support Agreement are only summaries and are qualified in their entirety by reference to the full text of the form of the Redemption Agreement, the Indenture, the Amended Credit Agreement and the Voting Support Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the common shares and the Debentures pursuant to the terms of the Redemption Agreements are being made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Holders in the Redemption Agreements.

Item 7.01 - Regulation FD Disclosure.

On July 14, 2023, the Company issued a press release announcing that it had entered into the Redemption Agreements and the Credit Agreement Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Redemption Agreement dated July 13, 2023, by and between Canopy Growth Corporation and the Holders.

10.2	Indenture, dated July 14, 2023, between the Canopy Growth Corporation and Odyssey Trust Company, as trustee.

10.3+	Amendment No. 2 to Credit Agreement, dated as of July 13, 2023, between Canopy Growth Corporation, 11065220 Canada Inc., the lenders party thereto and Wilmington Trust, National Association.

10.4	Voting Support Agreement, dated July 13, 2023, between Canopy Growth Corporation, Greenstar Canada Investment Limited Partnership and CBG Holdings LLC

99.1	Press Release dated July 14, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

+

Portions of this exhibit and the annex thereto are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: July 14, 2023